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                                                                 EXHIBIT 3.14(a)

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                         THE ELDER BEERMAN STORES CORP.

                                    ARTICLE I

The name of the corporation is The Elder-Beerman Stores Corp. (the
"Corporation").

                                   ARTICLE II

The place in the State of Ohio where the Corporation's principal office is located is the City of Dayton, Montgomery County.

                                   ARTICLE III

The purpose of the Corporation is to engage in any lawful as or activity for which corporations may be organized under the Ohio General Corporation Law.

                                   ARTICLE IV

The Corporation is authorized to issue 1,000 shares of common stock, without par value.

                                    ARTICLE V

These Amended and Restated Articles of Incorporation supersede the Corporation's existing Amended Articles of Incorporation and all prior amendments thereto.